Exhibit 24

                    CINCINNATI MILACRON INC.
                       POWER OF ATTORNEY

Know  all  men  by  these presents that each of  the  undersigned directors and officers of Cincinnati Milacron Inc., a Delaware corporation which is preparing to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of common shares of Cincinnati Milacron Inc., par value $1.00 per share ("Common Shares") for purposes of its Plan for the Deferral of Director's Compensation, hereby constitutes and appoints Daniel J. Meyer, Ronald D. Brown, and Wayne F. Taylor, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said registration statement which is about to be filed and any and all subsequent effective and post-effective amendments to said registration statement with full power where appropriate to affix the corporate seal of Cincinnati Milacron Inc. thereto and to attest said seal and to file said registration statement and each subsequent amendment so signed, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange
Commission, and to appear before the Securities and Exchange Commission in connection with any matter relating to said registration statement and any and all subsequent amendments, thereby granting said attorneys-in-fact and agents, and each of them full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

In witness whereof, each of the undersigned has executed this Power of Attorney on the date set forth beside his name.

/s/ Daniel J. Meyer                4/28/98
___________________________        _____
Daniel J. Meyer, Chairman,         Date
President, Chief Executive Officer
and Director


/s/ Darryl F. Allen                4/28/98
___________________________        _____
Darryl F. Allen, Director          Date


/s/ Neil A. Armstrong              4/28/98
___________________________        _____
Neil A. Armstrong, Director        Date


/s/ David L. Burner                11/5/98
___________________________        _____
David L. Burner, Director          Date



/s/ Barbara Hackman Franklin       4/28/98
__________________________________ _____
Barbara Hackman Franklin, Director Date


/s/ Harry A. Hammerly              4/28/98
___________________________        _____
Harry A. Hammerly, Director        Date


/s/ James E. Perrella              4/28/98
___________________________        _____
James E. Perrella, Director        Date


/s/ Joseph A. Pichler              4/28/98
___________________________        _____
Joseph A. Pichler, Director        Date


/s/ Joseph A. Steger               4/28/98
___________________________        _____
Joseph A. Steger, Director         Date


/s/ Harry C. Stonecipher           4/28/98
___________________________        _____
Harry C. Stonecipher, Director     Date


/s/ Ronald D. Brown                1/14/99
___________________________        _____
Ronald D. Brown                    Date
Senior Vice President, Finance
and Administration and Chief
Financial Officer


/s/ Jerome L. Fedders              1/14/99
___________________________        _____
Jerome L. Fedders                  Date
Controller